                                                                    EXHIBIT 10.2





             _____________________________________________________




                             STOCK OPTION AGREEMENT



                           Dated as of July 17, 1996,


                                    Between


                             ROC COMMUNITIES, INC.,

                                   as Issuer,


                                      And


                            CP LIMITED PARTNERSHIP,

                                   as Grantee





       __________________________________________________________________





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                             STOCK OPTION AGREEMENT


                 STOCK OPTION AGREEMENT, dated as of July 17, 1996, between CP LIMITED PARTNERSHIP, a Maryland limited partnership ("GRANTEE"), and ROC COMMUNITIES, INC., a Maryland corporation ("ISSUER").


                                    RECITALS

                 (a) Issuer, Chateau Properties, Inc., a Maryland Corporation ("CHATEAU"), Chateau Communities, Inc., a Maryland corporation organized by Chateau and Issuer ("CHATEAU COMMUNITIES"), and a merger subsidiary of Chateau Communities have entered into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT").

                 (b) As a condition to, and simultaneously with the execution of the Merger Agreement and in consideration therefor and in consideration of the option granted pursuant to the stock option agreement dated the date hereof between Chateau Properties, Inc., a Maryland corporation, as issuer of such option, and Issuer, as grantee of such option, Issuer has agreed to grant Grantee the Option (as herein defined).

                 (c) Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, up to 420,000 fully paid and nonassessable shares of the common stock, $.01 par value per share, of Issuer (the "COMMON STOCK"), at a price per share equal to the last reported sale price per share of Common Stock as reported on the consolidated tape for the NYSE on July 17, 1996 (such price being referred to herein as the "OPTION PRICE"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                 2.       (a)     Subject to Section 2(h), the Option may be
exercised by Grantee, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Chateau under circumstances which could entitle Grantee to receive the Chateau Break-Up Expenses or the Chateau Break-Up Fee under Section

8.2(b) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated (any such event by which the Merger Agreement becomes so terminable by Chateau being referred to herein as a "TRIGGER EVENT").

                 (b) Issuer shall notify Grantee promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                 (c) In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE").
Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                 (d) At the closing referred to in Section 2(c), Grantee shall (i) pay to Issuer the aggregate Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option and (ii) present and surrender this Agreement to Issuer at its principal executive offices.

                 (e) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(d), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased hereunder, in the name of Grantee or its assignee, transferee or designee, and, if the Option is being exercised in part only, a new Option evidencing the rights of Grantee to purchase the balance of the shares purchasable hereunder.

                 (f) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend substantially in the following form:

                 "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."





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                 It is understood and agreed that:  (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the applicable holder thereof shall have delivered to Issuer an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the above legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law or the provisions of Issuer's Charter to the extent that such Charter provisions apply generally to all shares of Common Stock issued by Issuer.

                 (g) On the Closing Date provided for under Section 2(c) and upon the tender of the applicable Option Price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

                 (h) The right of Grantee to exercise the Option shall terminate on the date which is 365 days after the date that Issuer shall notify Grantee in writing of the occurrence of any Trigger Event as specified in
Section 2(b).

                 3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by Charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; and (iii) promptly to take all action as may from time to time be required (including waivers of any ownership limitations or similar provisions in Issuer's Charter) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto.





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                 4.       Upon receipt by Issuer of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                 5. Notwithstanding any contrary provisions contained in this Agreement and without denigration of any restriction on Issuer contained in the Merger Agreement, in the event of any change in the Common Stock of Issuer by reason of stock dividends, splitups, mergers (other than the Mergers), recapitalization, combinations, exchange of shares or the like (other than the exercise or exchange of options outstanding as of the date hereof under the 1993 Stock Plan), the type and number of shares or securities subject to the Option, and the Option Price per share provided in Section 1, shall be adjusted appropriately to restore to Grantee its rights hereunder, including the right to purchase from Issuer (or its successors) shares of Common Stock representing 3.38% of the outstanding Common Stock for the aggregate Option Price calculated as of the date of this Agreement as provided in Section 1.

                 6. Upon the occurrence of a Trigger Event, Issuer shall, at the request of Grantee delivered within 24 months following the occurrence of such Trigger Event (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to the Option ("REGISTRABLE SHARES") and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any such Registrable Shares in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 365 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions from time to time on a continuous or delayed basis or otherwise as specified by Grantee. Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Registrable Shares as provided above, Issuer provides to Grantee a writing, executed by its chief executive officer, to the effect





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that, in his reasonable judgment, it would be seriously detrimental to Issuer and its stockholders for the requested registration statement to be filed at the time requested and it is therefore essential to defer the filing of such registration statement, Issuer may delay the filing of such registration statement for a period not to exceed 60 days, it being understood that such right of delay may be exercised by Issuer not more than once in any 12-month period. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than four registrations pursuant to this Section 6.

                 7. (a) At the request of Grantee by written notice (x) at any time during the period that the Option is exercisable pursuant to
Section 2, Issuer (or any successor entity thereof) shall, if permitted by applicable law and Issuer's Charter, repurchase from Grantee all or any portion of the Option, at the price set forth in subparagraph (i) below, or (y) at any time prior to the two-year anniversary of the date that the Option first becomes exercisable pursuant to Section 2 hereof, Issuer (or any successor entity thereof) shall, if permitted by applicable law and Issuer's Charter, repurchase from Grantee all or any portion of the shares of Common Stock that have actually been purchased by Grantee under the Option, at the price set forth in subparagraph (ii) below:

                      (i) the difference between the Market/Offer Price (as defined below) for shares of Common Stock as of the date (the "REPURCHASE NOTICE DATE") Grantee gives notice of its intent to exercise its rights under this Section 7 and the Option Price, multiplied by the number of shares of Common Stock purchasable pursuant to the Option (or portion thereof with respect to which Grantee is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Option Price. For purposes of this clause (i) "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (x) the price (or value of other consideration) per share offered or agreed upon as of such date pursuant to any tender or exchange offer or other agreed-upon price with respect to any merger, consolidation, share exchange, business combination, or similar transaction involving Issuer (each, a "BUSINESS COMBINATION TRANSACTION"), which was made prior to such date and not terminated or withdrawn as of such date and (y) the average last reported sale price per share of Common Stock as reported on the NYSE consolidated tape over the five-

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

         Trading Day period immediately preceding the Repurchase Notice Date.

                      (ii) the product of (x) the greater of (A) the Option Price paid by Grantee per share of Common Stock acquired pursuant to the Option and (B) the Offer Price (as defined below), and
         (y) the number of shares of Common Stock to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered or agreed upon for Common Stock pursuant to a Business Combination Transaction involving Issuer after the date of this Agreement and prior to the Repurchase Notice Date.

         (b) In the event Grantee exercises its rights under this Section 7, Issuer shall, within ten business days thereafter, pay the required amount to Grantee in immediately available funds and Grantee shall surrender to Issuer the Option or the certificate or certificates evidencing the shares of Common Stock purchased by Grantee pursuant hereto, and Grantee shall warrant that it owns the Option or such shares and that the Option or such shares are then free and clear of all claims, liens, encumbrances and security interests.

                 8. (a) In the event that, after the date of this Agreement and prior to or during the period that the Option is exercisable hereunder, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than in accordance with the Merger Agreement, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or an Issuer Subsidiary and Issuer or such Issuer Subsidiary shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or Issuer, as the case may be, or (iii) to sell or otherwise transfer all or substantially all of its or any of its Subsidiaries' assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Grantee, of either (x) the Acquiring Corporation (as herein defined) or (y) any person that controls the Acquiring Corporation.

                 (b)      The following terms have the meanings indicated:





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                      (i)         "ACQUIRING CORPORATION" shall mean (i) the
         continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets or deposits (or the assets or deposits of a Subsidiary of Issuer).

                      (ii) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                     (iii) "ASSIGNED VALUE" shall mean the Market/Offer Price, as defined in Section 7.

                      (iv) "AVERAGE PRICE" shall mean the average last reported sales price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

                 (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as those of the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

                 (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                 (e) If the Acquiring Corporation shall qualify for taxation as a REIT under the Code, then, notwithstanding any of the foregoing provisions, the Substitute Option shall not be exercisable for more than 9.8% of the shares of Substitute Common





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Stock outstanding prior to exercise of the Substitute Option.  In the event that the Substitute Option would be exercisable for more than 9.8% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

                 (f) Issuer shall not enter into any transaction described in Section 8(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

                 9. The period to exercise the Option and to cause the Option to be repurchased or exchanged as specified herein shall be extended to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

                 10. Issuer hereby represents and warrants to Grantee as follows:

                 (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                 (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                 11. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except during the period that the Option is





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exercisable hereunder.  During such period, Grantee shall have the right from time to time to assign, without expense, all or a portion of the Option hereunder to a third party that qualifies as an "accredited investor" within the meaning of the 1933 Act upon the delivery to Issuer of (i) a written notice specifying the name and address of the intended transferee and the total number of shares such transferee will be permitted to purchase following the transfer,
(ii) evidence reasonably satisfactory to Issuer that the intended transferee is an "accredited investor" within the meaning of the 1933 Act, (iii) a writing executed by the intended transferee stating that the intended transferee agrees to become a holder of the Option and to be bound by the terms and provisions of this Agreement and (iv), if requested by Issuer within five days of the date of the receipt of the written notice specified in clause (i), an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such transfer may be effected without registration under the 1933 Act. In the case of any such transfer permitted hereunder, this Agreement (and the Option granted hereby) shall be presented to Issuer at its principal executive office, and Issuer shall reissue to Grantee and/or the transferee (as applicable) other Agreements providing for Options entitling the respective holders to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the number of shares of Common Stock that each will be entitled to purchase following such transfer.
Notwithstanding the foregoing, (i) the decision to exercise registration rights under Section 6 shall be made exclusively by Grantee (on behalf of itself or other holders) following such transfer and (ii) the provisions of Section 13 hereof shall not apply to the Option issued to any transferee that is not affiliated with Grantee and purchases the Option in an arm's-length transaction for value and, in the case of transfers to affiliates of Grantee, the provisions of Section 13 shall apply to Grantee and such affiliates as a group as if such group were the sole holder of the Option.

                 12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

                 13. (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as herein defined) exceed
(i) the amount of the Chateau Break-Up Expenses in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive only Chateau Break-Up Expenses under the Merger Agreement, or (ii) $10,000,000 in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive only the Chateau Break-Up Fee under the Merger Agreement, or
(iii) the sum of the amounts specified in clauses (i) and (ii) above in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive both Chateau Break-Up Expenses





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
and the Chateau Break-Up Fee under the Merger Agreement; and, if the Total Profit otherwise would exceed such applicable amounts, Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to the Option, (b) deliver to Issuer for cancellation shares of Common Stock previously purchased hereunder by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the applicable amount after taking into account the foregoing actions.

                 (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than (i) the amount of the Chateau Break-Up Expenses in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive only Chateau Break-Up Expenses under the Merger Agreement, or (ii) $10,000,000 in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive only the Chateau Break-Up Fee under the Merger Agreement, or
(iii) the sum of the amounts specified in clauses (i) and (ii) above in circumstances, upon termination of the Merger Agreement, that would allow Grantee to receive both Chateau Break-Up Expenses and the Chateau Break-Up Fee under the Merger Agreement; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

                 (c) As used herein, the term "TOTAL PROFIT" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of shares of Common Stock pursuant to Section 7, less (y) Grantee's purchase price for such shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of shares of Common Stock purchased hereunder (or any other securities into which such shares are converted or exchanged) to any unaffiliated third party, less (y) Grantee's purchase price of such shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party that acquires or receives the Option in an arm's-length transaction for value, and
(v) any equivalent amount with respect to the Substitute Option.

                 (d) As used herein, the term "NOTIONAL TOTAL PROFIT" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option was exercised on such date for such number of shares and assuming that such shares, together with all other shares of Common Stock purchased by Grantee and its affiliates pursuant to this Agreement as of such date, were sold for cash at the average last reported sale prices per share of the Common Stock as reported on the NYSE





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
consolidated tape over the five-Trading Day period immediately preceding the date of proposed exercise (less customary brokerage commissions).

                 14. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland State court in the event any dispute arises out of this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                 15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 hereof (as adjusted as provided herein), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                 16. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given in accordance with the provisions of the Merger Agreement.

                 17. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                 18. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by both parties and delivered to the other party.





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                 19.      Except as otherwise expressly provided herein, each
of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                 20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.





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                 IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                        CP LIMITED PARTNERSHIP (Grantee)

                                        By:   Chateau Properties, Inc.,
                                        its General Partner


                                        By:/s/  John A. Boll
                                        Name:  John A. Boll
                                        Title:  Chairman of the Board


                                        ROC COMMUNITIES, INC. (Issuer)


                                        By:/s/  Gary P. McDaniel
                                        Name:  Gary P. McDaniel
                                        Title:  President and CEO





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